Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of American Boarding Company (the “Company”) on Form 10-Q for the period ending June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Farshid Raafat, Chief Executive Officer and, Reza Noorkayhani, Chief Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Very truly yours,

/s/ Farshid Raafat
Farshid Raafat
Chief Executive Officer
President

/s/ Reza Noorkayhani
Reza Noorkayhani
Chief Financial Officer
Chief Accounting Officer

Dated: August 6, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Boarding Company and will be furnished to the Securities and Exchange Commission or its staff upon request.